 As filed with the Securities and Exchange Commission on January 3, 2024

Registration No. 333-89680

UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-8

 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CITIZENS HOLDING COMPANY

 (Exact name of Registrant as specified in its charter)

Mississippi	64-0666512
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

521 Main Street

 Philadelphia, MS 39350

(601) 656-4692

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

1999 Directors’ Stock Compensation Plan

 and

1999 Employees’ Long-Term Incentive Plan

(Full title of the plan)

Stacy M. Brantley

Chairman and Chief Executive Officer

521 Main Street

Philadelphia, MS 39350

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Nathanael P. Kibler

Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

265 Brookview Centre Way, Suite 600

 Knoxville, TN 37919

 (865) 549-7000

 (865) 525-8569 (fax)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

This Registration Statement shall become effective upon filing in accordance with Rule 464 promulgated under the Securities Act of 1933, as amended.

DEREGISTRATION OF SECURITIES

Citizens Holding Company (the “Company”) is a bank holding company, and the class of securities to which this Registration Statement on Form S-8 (File No. 333-89680) (the “Registration Statement”) relates is held by fewer than 1,200 shareholders of record. The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the shares of common stock, $0.20 par value, of the Company, and related stock options therefor, registered under the Registration Statement that remain unissued under the 1999 Directors’ Stock Compensation Plan and the 1999 Employees’ Long-Term Incentive Plan.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, State of Mississippi, on January 3, 2024.

CITIZENS HOLDING COMPANY

By:	/s/ Stacy M. Brantley
Stacy M. Brantley
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Stacy M. Brantley	President and
Stacy M. Brantley	Chief Executive	January 3, 2024
Officer and Director
(Principal Executive Officer)

Treasurer and
/s/ Phillip R. Branch	Chief Financial Officer	January 3, 2024
Phillip R. Branch	(Principal Financial Officer and
Chief Accounting Officer)

/s/ Gregory E. Cronin	Director	January 3, 2024
Gregory E. Cronin

/s/ Donald L. Kilgore	Director	January 3, 2024
Donald L. Kilgore

/s/ Herbert A. King	Director	January 3, 2024
Herbert A. King

/s/ Jason R. Voyles	Director	January 3, 2024
Jason R. Voyles

/s/ David A. King	Director	January 3, 2024
David A. King

/s/ Greg L. McKee	Director	January 3, 2024
Greg L. McKee

/s/ Terrell E. Winstead	Director	January 3, 2024
Terrell E. Winstead

/s/ Jane D. Crosswhite	Director	January 3, 2024
Jane D. Crosswhite

/s/ Craig Dungan, MD	Director	January 3, 2024
Craig Dungan, MD

/s/ Daniel Adam Mars	Director	January 3, 2024
Daniel Adam Mars

/s/ David P. Webb	Director	January 3, 2024
David P. Webb

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